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                                                                      EXHIBIT 5



                                December 11, 1997


MPW Industrial Services Group, Inc.
9711 Lancaster Road, S.E.
Hebron, Ohio  43025

                       Re: Form S-8 Registration Statement
                           -------------------------------

Gentlemen:

         We have acted as counsel for MPW Industrial Services Group, Inc. ("the Company") in connection with the registration under the Securities Act of 1933 on a Form S-8 Registration Statement (the "Form S-8") of Common Stock of the Company to be issued pursuant to the Company's 1997, 1994 and 1991 Stock Option Plans (the "Plans"). We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and, based thereon, we are of the opinion that shares of Common Stock that may be issued pursuant to the Plans will be, when issued in accordance with the Plans and the related authorized forms of stock option agreements, including the payment of the applicable exercise price, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Form S-8 being filed by the Company.


                                        Very truly yours,


                                        JONES, DAY, REAVIS & POGUE